Exhibit 99

PRESS RELEASE	Contact:	Victor M. Perez, CFO
Allis-Chalmers Energy
713-369-0550

Lisa Elliott, Sr. VP
DRG&E/ 713-529-6600
ALLIS-CHALMERS ENERGY REPORTS RECORD
FIRST QUARTER 2006 RESULTS
1st quarter income from operations increased 284.2% to $8.6 million
1st quarter net income increased 182.3% to $4.4 million, or $0.23 per diluted share
HOUSTON, TEXAS, May 2, 2006 — Allis-Chalmers Energy Inc. (AMEX: ALY) today announced record results for the three months ended March 31, 2006.
     Revenues for the first quarter 2006 rose 143.2% to $47.0 million compared to $19.3 million for the first quarter of 2005. The strong growth in revenues was the result of the successful integration of acquisitions completed in the past twelve months and the effect of investments in new operating locations, personnel and equipment during a time of positive industry fundamentals.
     Income from operations grew 284.2%, almost doubling the percentage growth in revenues, to $8.6 million for first quarter 2006 from $2.2 million in last year’s first quarter. EBITDA increased 253.9% to $12.6 million for the 2006 first quarter from $3.6 million in the first quarter of 2005. EBITDA is a non-GAAP item, and additional information and discussion regarding EBITDA is provided later in this release.
     Net income for the first quarter of 2006 attributed to common shares increased 182.3% to $4.4 million, or $0.23 per diluted share, compared to net income attributed to common shares of $1.6 million, or $0.11 per diluted share, in the same quarter of 2005.
     Micki Hidayatallah, Allis-Chalmers’ Chairman and Chief Executive Officer stated, “In January 2006, we completed the acquisition of Specialty Rental Tools Inc. and a senior note financing for $160 million. The operating results in the first quarter of 2006 ratifies our successful integration of Specialty with operating results that were beyond our expectations. On April 1st, we acquired Rogers Oil Tool Services and added a new dimension to our casing and tubing installation segment.”
     Mr. Hidayatallah further added, “Capacity utilization of our assets, equipment and operators increased in the first quarter, and we continue to believe that the economic environment in the oilfield services industry has a favorable outlook.”

Segment Results:
•	Directional Drilling. Operating income for the directional drilling services segment increased 38.7% to $2.6 million from $1.9 million in the first quarter of 2005. The improved operating results for this segment were due to the increase in drilling activity in the Texas and Gulf Coast areas, the acquisition of Target Energy, Inc., which provides measurement-while-drilling equipment, and improved pricing. In addition, we further expanded our operations by attracting experienced drillers and increasing our fleet of directional drilling units.
•	Rental Tools. Operating income in this business segment grew substantially to $5.0 million for the first quarter of 2006, compared to an operating loss of $80,000 during last year’s first quarter. The increase in our rental tools revenues and operating income was primarily due to the acquisitions of Specialty Rental Tools as of January 1, 2006 and to a lesser extent to the acquisition of Delta Rental Services as of April 1, 2005. The solid results in the first quarter, including the significant increase in the segment’s profit margin, demonstrates our ability to quickly integrate these acquisitions into our asset base and increase capacity utilization by offering the newly acquired inventory of equipment to our 350 customers.
•	Casing & Tubing: Operating income for the casing and tubing services segment increased 39.5% to $1.9 million in the first quarter of 2006 from $1.3 million in the comparable quarter last year. During the first quarter of 2006, this segment continued to recover from the temporary slow down in demand following the 2005 hurricane season. During the first quarter, we made significant progress integrating the assets acquired from Patterson Services in September 2005 and experienced improved operating margins in our domestic operations. The decrease in operating income as a percentage of segment revenues is due to the increase in domestic revenues as a percentage of total segment revenues, as compared to revenues from Mexico, which have higher operating income margins.
•	Compressed Air Drilling. Operating income attributed to compressed air drilling increased 324.5% to $2.2 million in the 2006 first quarter from $527,000 in the comparable 2005 period. The growth in this segment is due to the acquisition of the air drilling assets of W.T Enterprises in July 2005, improved pricing for our services and our investment in additional equipment to meet market demand.
•	Production Services. Operating income in the production services division expanded to $277,000 in the first quarter of 2006 from a loss from operations of $39,000 in the 2005 period. Improved operating margins in the first quarter of 2006 reflected the positive impact of the segment’s new management team and the focus on better inventory controls, cost cutting measures, a restructured compensation plan and the increase in international business.

Outlook & Guidance:
     The following statements are based on our current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential effect of any future capital transactions, such as business combinations, divestitures and financings, that may be completed after the date of this press release.
     Our guidance ranges are based on the assumption that current market conditions in our business segments will last through at least 2006. Any material change in market conditions in any of our business segments could affect our guidance. The earnings per share estimates are based on approximately 19.2 million shares outstanding (on a fully-diluted basis).

	Second Quarter	Full Year
	2006 Estimate	2006 Estimate
Revenues:	$45.0 mm to $49.0 mm	$185.0 mm to $195.0 mm
EBITDA:1)	$13.3 mm to $14.0 mm	$53.4 mm to $54.8 mm
Earnings Per Share (on a fully-diluted basis):1)	$0.25 to $0.28	$0.96 to $1.03
     1) EBITDA and EPS guidance includes a non-cash expense of approximately $0.82 million for the second quarter of 2006 and $3.2 million for the full calendar year 2006 for the expensing of stock options in accordance with SFAS 123(R).
Conference Call:
     We will host a conference call to discuss our 2006 first quarter financial results and recent developments at 10:00 a.m. Eastern (9:00 a.m. Central) today, May 2, 2006. To participate in the call, please log on to www.alchenergy.com or dial (303) 262-2175 and ask for the Allis-Chalmers call at least 10 minutes prior to the start time. For those who cannot listen to the live call, a telephonic replay will be available through May 9, 2006, and may be accessed by calling (303) 590-3000 and using the pass code 11059710. A web cast archive will also be available at www.alchenergy.com shortly after the call is concluded.
About Allis-Chalmers
Allis-Chalmers Energy Inc., headquartered in Houston, Texas, provides a variety of products and services to the oil and natural gas industry. Through our subsidiaries, we are engaged in providing specialized equipment and operations to install casing and production tubing required to drill and complete oil and gas wells, directional and horizontal drilling services, compressed air drilling services, services to enhance production through the installation of small diameter coiled tubing through which chemicals are injected into producing wells, workover services with coiled tubing units and the rental of specialized tools for drilling, completing and workover operations. We operate in Texas, Louisiana, New Mexico, Colorado, Oklahoma, the Gulf of Mexico and Mexico.

Forward- Looking Statements
This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding our business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.
Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which we operate, competition, obsolescence of products and services, our ability to obtain financing to support our operations, environmental and other casualty risks, and the effect of government regulation. Further information about the risks and uncertainties that may affect us are set forth in our most recent filings on Form 10-K (including without limitation in the “Risk Factors” section) and in our other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Use of EBITDA & Regulation G Reconciliation
This press release contains references to EBITDA, a non-GAAP financial measure that complies with federal securities regulations when it is defined as net income (the most directly comparable GAAP financial measure) before interest, taxes, depreciation and amortization. We define EBITDA accordingly for the purposes of this press release. However, EBITDA, as used and defined by Allis-Chalmers, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, we believe EBITDA is useful to an investor in evaluating our operating performance because this measure:
•	is widely used by investors in the energy industry to measure a company’s operating performance without regard to the items excluded from EBITDA, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;
•	helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating results; and
•	is used by our management for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting, as a component for setting incentive compensation and to assess compliance in financial ratios, among others.
There are significant limitations to using EBITDA as a measure of performance, including the inability to analyze the effect of recurring and non-recurring items that are excluded from EBITDA and materially affect net income or loss, results of operations, and the lack of compatibility of the results of operations of different companies.
Reconciliations of this financial measure to net income, the most directly comparable GAAP financial measure, are provided in the table below.

Reconciliation of EBITDA to GAAP Net Income
($ in millions)

	For the Three Months
	Ended
	03/31/06	03/31/05
		(restated)
Net income	4.42	1.57
Interest expense, net	3.63	0.52
Income taxes	0.61	0.16
Depreciation and amortization	3.94	1.31

EBITDA(1)	12.60	3.56
(1)	EBITDA includes a non-cash expense of $0.94 million for the first quarter of 2006 for the expensing of stock options in accordance with SFAS 123R.

	Forward Guidance (1)
	2Q 06E	2Q 06E	2006E	2006E
	Lo case	Hi Case	Lo case	Hi Case
Net income	$4.7	$5.3	$18.5	$19.7
Interest expense, net	3.7	3.7	14.9	14.9
Income taxes	0.6	0.7	2.5	2.7
Depreciation and amortization	4.3	4.3	17.5	17.5

EBITDA	$13.3	$14.0	$53.4	$54.8

(1)	Based on 2006 Allis-Chalmers guidance range. EBITDA and EPS guidance includes a non-cash expense of approximately $0.82 million for the second quarter of 2006 and $3.2 million for the full calendar year 2006 for the expensing of stock options in accordance with SFAS 123R.
- Financial table to follow -

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED CONDENSED INCOME STATEMENT
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended
	March 31,
	2006	2005
		(Restated)

Revenues	$47,028	$19,334

Cost of Revenues
Direct costs	27,032	12,785
Depreciation	3,330	914

Total cost of revenues	30,362	13,699

Gross Margin	16,666	5,635

General and administrative	6,484	2,994
Stock option	942	—
Amortization	607	394

Income from operations	8,633	2,247

Other income (expense)
Interest, net	(3,628)	(521)
Other	25	148

Total other income (expense)	(3,603)	(373)

Net income before minority interest and income taxes	5,030	1,874

Minority interest in income of subsidiaries	—	(144)
Provision for income taxes	(607)	(163)

Net income attributed to common shareholders	$4,423	$1,567

Net income per common share:
Basic	$0.26	$0.12

Diluted	$0.23	$0.11

Weighted average shares outstanding:
Basic	17,105	13,632

Diluted	19,113	14,695

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except for share amounts)

	March 31,	December 31,
	2006	2005
	(unaudited)
ASSETS

Cash and cash equivalents	$10,661	$1,920
Trade receivables, net	38,239	26,964
Inventory	7,777	5,945
Prepaid expenses and other	875	823

Total current assets	57,552	35,652

Property and equipment, net	174,329	80,574
Goodwill	12,417	12,417
Other intangibles assets, net	6,399	6,783
Debt issuance costs, net	6,414	1,298
Other assets	719	631

Total assets	$257,830	$137,355

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current maturities of long-term debt	$3,144	$5,632
Trade accounts payable	8,903	9,018
Accrued salaries, benefits and payroll taxes	2,064	1,271
Accrued interest	3,053	289
Accrued expenses	6,505	4,350
Accounts payable, related parties	—	60

Total current liabilities	23,669	20,620

Accrued post retirement benefit obligations	319	335
Long-term debt, net of current maturities	165,999	54,937
Other long-term liabilites	631	588

Total liabilities	190,618	76,480

Commitments and Contingencies

Stockholders’ Equity
Common stock, $0.01 par value	172	169
Capital in excess of par value	60,800	58,889
Retained earnings	6,240	1,817

Total stockholders’ equity	67,212	60,875

Total liabilities and stockholders’ equity	$257,830	$137,355

ALLIS-CHALMERS ENERGY INC.
SEGMENT INFORMATION

	For the Three Months Ended
	March 31,
	2006	2005

Revenue
Directional drilling services	$15,054	$9,901
Rental tools	10,421	373
Casing and tubing services	9,459	3,560
Compressed air drilling services	9,099	4,181
Production services	2,995	1,319

	$47,028	$19,334

Operating Income (Loss)
Directional drilling services	$2,605	$1,878
Rental tools	4,998	(80)
Casing and tubing services	1,851	1,327
Compressed air drilling services	2,237	527
Production services	277	(39)
General corporate	(3,335)	(1,366)

	$8,633	2,247

Depreciation and Amortization
Directional drilling services	$289	$150
Rental tools	1,671	88
Casing and tubing services	699	440
Compressed air drilling services	684	448
Production services	293	136
General corporate	301	46

	$3,937	$1,308

Capital Expenditures
Directional drilling services	$2,698	$263
Rental tools	684	17
Casing and tubing services	1,127	1,640
Compressed air drilling services	2,224	779
Production services	681	20
General corporate	172	9

	$7,586	$2,728

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